PROSPECTUS SUPPLEMENT (to Prospectus dated November 9, 2025)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-290952

TOYO CO., LTD

4,545,456 Ordinary Shares

Purchase Warrants to Purchase up to 4,545,456 Ordinary Shares

Up to 4,545,456 Ordinary Shares Underlying the Purchase Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to certain institutional investors, 4,545,456 ordinary shares of a par value of US$0.0001 each (the “Ordinary Shares”), and warrants to purchase up to 4,545,456 Ordinary Shares (the “Purchase Warrants”). Each Ordinary Share is being sold together with one Purchase Warrant. The offering price per Ordinary Share and accompanying Purchase Warrant is $11.00. We are also offering the Ordinary Shares that are issuable from time to time upon exercise of the Purchase Warrants.

The Purchase Warrants will have an exercise price per share of $13.20 and will be exercisable beginning on the date of issuance until the five-year anniversary of the date of issuance.

Our Ordinary Shares is currently listed on the Nasdaq Capital Market under the symbol “TOYO.” On June 23, 2026, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $12.93 per share. Certain of our warrants outstanding prior to this offering is trading on the OTC Markets under the trading symbol “TOYWF.” On June 23, 2026, the closing price for our warrants on OTC Markets was $2.80. However, there is no established public trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Purchase Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, are subject to certain reduced public company reporting requirements.

Investing in our Ordinary Shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and those found in the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein before investing in our securities.

We have engaged Roth Capital Partners, LLC (“Roth Capital Partners”) and H.C. Wainwright & Co., LLC (“Wainwright” and, together with Roth Capital Partners, collectively, the “Placement Agents”) as our exclusive co-placement agents in connection with this offering. The Placement Agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the Placement Agents the fees set forth in the table below. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

	Per Share and accompanying Purchase Warrant	Total
Offering price	$11.000	$50,000,016.00
Placement agent fees(1)	$0.605	$2,750,000.88
Proceeds, before expenses, to us(2)	$10.395	$47,250,015.12

(1)	We have also agreed to pay the Placement Agents for certain expenses. See “Plan of Distribution” for additional information with respect to the compensation we will pay the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Purchase Warrants being issued in this offering.

Delivery of our Ordinary Shares and Purchase Warrants is expected to be made on or about June 25, 2026, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners	H.C. Wainwright & Co.

The date of this prospectus supplement is June 23, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated November 9, 2025 are part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of Ordinary Shares and Purchase Warrants. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference herein prior to the date of this prospectus supplement, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agents have not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our Ordinary Shares and Purchase Warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

When we refer to “TOYO,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean TOYO Co., Ltd together with its direct and indirect wholly owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of Ordinary Shares of the Company.

S-ii

COMMONLY USED DEFINED TERMS

“AGVs” means automatic guided vehicles.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fuji Solar” means Fuji Solar Co., Ltd, a Japanese company, and a majority-owned subsidiary of WWB.

“GW” means gigawatt or one billion watts.

“OEM” means Original Equipment Manufacturer.

“PV” means photovoltaic.

“Pre-Merger Reorganization” means the SinCo Acquisition and the Share Exchange, collectively.

“TOPCon” means Tunnel Oxide Passivated Contact.

“TOYO” means TOYO Co., Ltd, a Cayman Islands exempted company.

“TOYO Solar” means Vietnam Sunergy Cell Company Limited, a Vietnamese company.

“VSUN” means Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company.

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

S-iii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference therein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully (as supplemented or amended), especially the risks discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement, along with the accompanying prospectus and our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

Our mission is to power the world with green and clean energy.

We are an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from VSUN, a majority-owned subsidiary of Fuji Solar and our affiliate. We are committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

We are headquartered in Japan. Currently, we have established two solar cell plants located in Vietnam and Ethiopia. To date, our cell plant in Vietnam has commenced commercial production since the second half of 2023 and achieved its full 2GW annual capacity. By locating our solar cell production in Vietnam, Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in our cell plant, we are well positioned to produce high quality solar cells at a competitive scale and cost. We may plan to further expand the capacity of our facility in Vietnam, and the management is actively observing and analyzing the recent changes and development in relevant regulations and government policies and environmental conditions and evaluating the construction plan and expects to commence the construction when there is more clarity in the relevant regulations and government policies. We have strategically selected a solar cell plant located in Hawassa, Ethiopia, taking advantage of the country’s favorable investment policies, tariff status and ample hydropower supply. Our solar cell plant in Ethiopia has commence production in April 2025 with 2GW production capacity and expanded the capacity to 4GW in August 2025. We aim to fully utilize our annual solar cell production capacity from Vietnam and Ethiopia, as well as collaborations with some OEMs to fulfill additional orders, and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. As of December 31, 2025, we had entered into supply agreements with over 50 third-party solar cell customers and are in active negotiation with several potential customers to supply our solar cells.

We are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing our affiliate VSUN to focus on ex-U.S. PV module markets. Specifically, we have leased a facility located in Texas to accommodate our solar module production. We completed the construction for the first 1GW capacity and commenced production in October 2025. We plan to supply our solar PV modules, initially in collaboration with VSUN, leveraging its experience and certification. Later, we will independently manufacture and supply PV modules under the VSUN brand acquired by us in September 2025. Our module facility in the Houston metropolitan area commenced commercial operations in October 2025. We also plan to continue our collaboration with VSUN to support our PV module supply under VSUN brand based on market demands and our business development. We plan to construct a 1.5 GW heterojunction (HJT) solar cell plant at our existing solar module site in Texas, and continue to be dedicated to becoming a reliable integrated service solar solutions provider in the United States and globally.

VSUN, our affiliate, is a specialized PV modules producer with an established presence and brand recognition in regions including the United States, Europe and Asia. Since the third quarter of 2019, VSUN has been listed by Bloomberg New Energy Finance (NEF) as one of Tier 1 PV module manufacturers. VSUN’s solar modules are recognized as the core assets of efficient and reliable PV power stations, which would be beneficial for solar market players who utilize VSUN’s solar modules to obtain financing from such banks and financial institutions. In September 2025, TOYO acquired the VSUN brand from VSUN. The acquisition supports TOYO’s strategic expansion into the U.S market, complementing its existing manufacturing footprint for solar cells in Vietnam and Ethiopia. We believe that by leveraging VSUN’s successful experience and market insights, as well as its strong presence and reputation in the solar industry, we will be able to quickly obtain access to the U.S. market with minimal upfront marketing and brand promotion, and establish ourselves as a trusted PV module supplier in the United States and even globally.

We believe our Japanese-style corporate culture will enable us to strive for and sustain operational excellence. This Japanese-style corporate culture values discipline and a down-to-earth attitude, aligns corporate growth and personal career goals, and encourages employees to be self-driven. Further, we intend to implement the Japanese-style management system which is centered around the manufacturing sites and intended to resolve issues arising from the sites in the most efficient and effective manner. We believe our corporate culture and management style could enable us to quickly grow as an independent entity and achieve our operational objectives.

We are the first Japanese solar cell company listed in the United States, uniquely positioned to combine the U.S. capital markets, Japanese products, brands and management team, as well as Southeast Asia’s manufacturing resources, to enhance its competitiveness in the solar industry and become a reliable supplier of quality solar cells and PV modules to the global solar energy community.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the July 1, 2024, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of Ordinary Shares as well as from Section 16 short swing profit reporting and liability. We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States. See “Risk Factors — Risks Related to Our Securities — As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements” starting on page 26 of our most recent annual report on Form 20-F.

Controlled Company

As of the date hereof, Mr. Junsei Ryu, our former chief executive officer and chairman of the board of directors, controls approximately 66.87% of the aggregated voting power of the Company’s total issued and outstanding share capital, without taking into account of potential source of dilution. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

TOYO Solar was incorporated on November 8, 2022 as a limited liability company established under the laws of the Socialist Republic of Vietnam and a solely owned subsidiary of VSUN. TOYO Solar was an early-stage company incorporated to separate the solar cell and module production businesses from VSUN, its affiliate and a majority-owned subsidiary of Fuji Solar. TOYO Solar is committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

TOYO was incorporated as an exempted company under the laws of the Cayman Islands on May 16, 2023, for the purpose of effectuating the Business Combination. In connection with the Business Combination, as a result of the consummation of the Pre-Merger Reorganization, TOYO Solar has become a wholly-owned subsidiary of TOYO. TOYO has been the consolidating entity for purposes of TOYO Solar’s financial statements since the consummation of the Pre-Merger Reorganization.

Our registered office is at the office of ASCENTIUM (CAYMAN) LIMITED, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and our principal executive office is 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002. The Company’s principal website address is https://www.toyo-solar.com/#. We do not incorporate the information contained on, or accessible through, our websites into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

In July 2024, the Business Combination was completed, upon which “TOYO Co., Ltd”, an exempted company under the laws of the Cayman Islands, became the ultimate corporate parent of our group. The Ordinary Shares are listed on the Nasdaq under the symbol “TOYO,” and the warrants are listed on the OTC Markets under symbol “TOYWF.”

The Offering

Issuer	TOYO Co., Ltd

Ordinary Shares offered by us	4,545,456 Ordinary Shares

Purchase Warrants offered by us	Purchase Warrants to purchase up to 4,545,456 Ordinary Shares. Each Purchase Warrant is exercisable for one Ordinary Share at an exercise price of $13.20 per share. The Purchase Warrants are exercisable immediately and will expire five years from the original issuance date. This prospectus supplement also relates to the offering of the Ordinary Shares issuable upon exercise of such Purchase Warrants. See “Description of Securities Offered—Purchase Warrants” for a discussion on the terms of the Purchase Warrants.

Offering price	$11.00 per Ordinary Shares and accompanying Purchase Warrant.

Ordinary Shares to be issued and outstanding immediately after this offering(1)	42,718,948 Ordinary Shares (assuming no exercise of the Purchase Warrants).

Use of proceeds	We intend to use the net proceeds from this offering, if any, to build our previously announced 1.5 GW heterojunction (HJT) solar cell manufacturing facility in the Houston metropolitan area, Texas, as well as for general corporate purposes. See “Use of Proceeds” on page S-9.

Prohibitions on subsequent equity sales	Pursuant to the securities purchase agreements with the investors, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any Ordinary Shares or securities convertible or exercisable into Ordinary Shares, subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring 90 days from the closing date of this offering. Furthermore, we are prohibited from entering into any agreement to issue Ordinary Shares or Ordinary Shares equivalent involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring 90 days from the closing date of this offering.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our Ordinary Shares.

Nasdaq Symbol	Our Ordinary Shares is listed on the Nasdaq Capital Market under the symbol “TOYO.” We do not intend to list the Purchase Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Purchase Warrants will be extremely limited.

Lock-up Agreement	Our officers and directors and Mr. Junsei Ryu, as our controlling shareholder, will enter into lock-up agreements to agree, subject to specified exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Ordinary Shares for 90 days following the closing of this offering.

(1)	The number of our Ordinary Shares to be issued and outstanding immediately after this offering as shown above is based on 38,173,492 Ordinary Shares issued and outstanding as of the date hereof, excluding (i) 2,832,990 Ordinary Shares reserved for future issuance under the Company’s 2024 Share Incentive Plan (the “2024 Plan”), and (ii) up to 4,969,296 Ordinary Shares issuable upon the exercise of our warrants outstanding as of the date hereof.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Securities and Exchange Commission on April 1, 2026 (the “Annual Report”) that is incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying prospectus and the information and documents incorporated by reference therein before you make a decision to invest in our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully “Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

If you purchase Ordinary Shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The offering price per Ordinary Share in this offering exceeds the net tangible book value per share of our outstanding Ordinary Shares. As a result, investors purchasing Ordinary Shares in this offering may experience immediate and substantial dilution in the net tangible book value of the shares they purchase. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the securities offered in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and short-term investments, for the construction of previously announced 1.5 GW heterojunction (HJT) solar cell manufacturing facility in the Houston metropolitan area, Texas, and other general corporate and working capital purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Ordinary Shares.

We do not intend to apply for any listing of the Purchase Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the  Purchase Warrants.

We do not intend to apply for any listing of Purchase Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Purchase Warrants. Without an active market, the liquidity of the Purchase Warrants will be limited. Further, the existence of the Purchase Warrants may act to reduce both the trading volume and the trading price of our Ordinary Shares.

The Purchase Warrants purchased in this offering are speculative in nature and do not entitle the holder to any rights as shareholders until the holder exercises the warrant for Ordinary Shares, except as set forth in the  Purchase Warrants.

Until you acquire Ordinary Shares upon exercise of your  Purchase Warrants purchased in this offering, such warrants will not provide you any rights as a shareholder, such as voting rights, except as set forth therein. Upon exercise of your  Purchase Warrants purchased in this offering, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs on or after the exercise date. Moreover, following this offering, the market value of the  Purchase Warrants is uncertain and there can be no assurance that the market value of the  Purchase Warrants will equal or exceed their offering price.

We may not receive any additional funds upon the exercise of the Purchase Warrants.

Each Purchase Warrant may be exercised by way of a cashless exercise if permitted by the terms of such warrants, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Purchase Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Purchase Warrants.

Risks Related to TOYO’s Business and Industry

We may face risks associated with the current and future manufacturing, marketing, distribution and sale of our products internationally and the construction and operation of our overseas manufacturing facilities. If we are unable to effectively manage these risks, our business and operations abroad may be adversely affected and our ability to maintain, develop and expand our business abroad may be restricted.

While we are headquartered in Japan, we have constructed a solar cell plant in Vietnam and established a new solar cell plant in Ethiopia and a solar module plant in Texas, U.S. We are also analyzing and evaluating the timing and venues to further expand to build our solar cell plants. The current and future manufacturing, marketing, distribution and sale of our products internationally, as well as the construction and operation of our manufacturing facilities internationally may expose us to a number of risks, including those associated with:

●	fluctuations in currency exchange rates;

●	costs associated with understanding local markets and trends;

●	costs associated with establishment of overseas manufacturing facilities;

●	marketing and distribution costs;

●	customer services and support costs;

●	risk management and internal control structures for our overseas operations;

●	compliance with the different commercial, operational, environmental and legal requirements;

●	obtaining or maintaining certifications for production, marketing, distribution and sales of our products or, if applicable, services;

●	maintaining our reputation as an environmentally friendly enterprise for our products or services;

●	obtaining, maintaining or enforcing intellectual property rights;

●	changes in prevailing economic conditions and regulatory requirements;

●	transportation and freight costs;

●	employing and retaining manufacturing, technology, sales and other personnel who are knowledgeable about, and can function effectively in, overseas markets;

●	trade barriers such as trade remedies, which could increase the prices of the raw materials for our solar products, and export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries;

●	challenges due to our unfamiliarity with local laws, regulation and policies, our absence of significant operating experience in local market, increased cost associated with establishment of overseas operations and maintaining a multinational organizational structure; and

●	other various risks that are beyond our control.

Our manufacturing capacity in Vietnam, Ethiopia and Texas, U.S. requires us to comply with different laws and regulations, including national and local regulations relating to production, environmental protection, employment and the other related matters. Our failure to obtain the required approvals, permits, licenses, filings or to comply with the conditions associated therewith could result in fines, sanctions, suspension, revocation or non-renewal of approvals, permits or licenses, or even criminal penalties, which could have a material adverse effect on our business, financial condition and results of operations.

For example, the U.S. government has begun enforcing a long-existing ban on U.S. importation of products produced with forced labor in ways that may adversely affect our business. Section 307 of the U.S. Tariff Act of 1930, as amended, (“Section 307”), prohibits U.S. importation of goods that are produced or manufactured, wholly or in part, in any non-U.S. country by forced or indentured labor. On June 24, 2021, U.S. Customs and Border Protection (“CBP”) issued a Withhold Release Order against Hoshine Silicon Industry Co. Ltd. (“Hoshine WRO”). As a result, personnel at all U.S. ports of entry have been instructed to immediately begin detaining shipments that contain silica-based products made by Hoshine or materials and goods derived from or produced using those silica-based products.

On December 23, 2021, President Biden signed the Uyghur Forced Labor Prevention Act (the “UFLPA”) into law. The UFLPA aims to strengthen the existing laws on forced labor by prohibiting the importation and entry of any goods made with forced labor in the Xinjiang Uyghur Autonomous Region (“XUAR”) of the PRC, and establishes several enforcement mechanisms and procedures to do so. Since June 21, 2022, CBP has begun applying the “Rebuttal Presumption” established in Section 3 of UFLPA and prohibits any “goods, wares, articles, or merchandise mined, produced, or manufactured wholly or in part in the XUAR” or produced by an entity on the list to be issued pursuant to the UFLPA, unless CBP determines that importer of record has (i) fully complied with the supply chain guidance described in Section 2 of the UFLPA and any accompanying regulations, and (ii) completely and substantively responded to inquiries for information by CBP. Pursuant to UFLPA, the U.S. government issued a list of entities involved in and products produced from forced labor, “guidance to importers” with respect to forced labor due diligence as well as a strategy report to prevent importation of goods produced with forced labor. Since the UFLPA took effect on June 12, 2022, CBP has been actively reviewing and detaining shipments of solar panels and solar cells to the United States. Recently, we have observed that the CBP has increased its scrutiny and enforcement efforts under the UFLPA, and certain of our shipments of solar cells and modules have been detained by CBP for UFLPA related review. We have engaged outside counsel specialized in CBP enforcement to fully cooperate with the CBP to promptly provide requested information. Although, as of the date hereof, such detentions have not, and may not in the future, cause material interruption to our operation and we believe that we will be able to provide full and transparent information to demonstrate our compliance, there can be no assurance whether and when CBP will be satisfied with our responses and release the detained shipments, and if any additional shipments may be subject to further review or detention.

In addition to the actions taken or being considered by the U.S. government as discussed above, there is a growing concern regarding the alleged use of forced labor issue in the XUAR in the European Union, Australia, Japan and certain other countries. For example, in June 2022, the European Parliament passed Resolution on the human rights situation in the XUAR, including the Xinjiang police files. European Commission issued, on September 14, 2022, a Proposal for a Regulation of the European Parliament and of the Council on prohibiting products made with forced labor on the European Union. If any new legislation or regulatory action with respect to these issues were to be enacted in those regions that impose additional restrictions or requirements on importation of goods that are produced or manufactured, wholly or in part, in the XUAR, our business and operation in these regions would be adversely affected.

Except as disclosed above, although such policies have impacted the operations of some participants in the solar industry, our operations have not yet been adversely affected by Hoshine WRO or UFLPA or other regulations or government initiatives discussed above.

On April 24, 2024, the American Alliance for Solar Manufacturing Trade Committee (the “Committee”) filed AD and CVD petitions on imports of crystalline silicon photovoltaic (“CSPV”) cells from Cambodia, Malaysia, Thailand, and Vietnam. The AD petition alleges that imports of CSPV cells from the targeted countries are being sold in the United States at less than fair value. The CVD petition alleges that the governments of the targeted countries are providing countervailable subsidies with respect to the manufacture, production, and export of CSPV cells. The Commerce Department will determine whether imports of CSPV cells from the targeted countries were dumped in the United States, and establish the ADs that will be imposed. It will also determine whether the governments of the targeted countries subsidized exports of CSPV cells to the United States. The International Trade Commission (“ITC”) will determine whether imports of the subject merchandise are materially injuring, or threaten to materially injure, the domestic industry. In April 2025, the Commerce Department announced its final affirmative AD/CVD determinations and, among the others, assigned a final AD rate of 271.28% and a final CVD rate of 124.57% for solar cells and modules from Vietnam involved in circumvention of U.S. duties, and further, among the others, assigned a different AD rate of 77.12% to our affiliate VSUN.

Recently, the U.S. government and President Trump have made public statements and taken certain actions indicating significant changes in U.S. trade policy, including imposing new or increased tariffs on certain goods imported into the United States. We currently have three plants located in Vietnam, Ethiopia and Texas, U.S. U.S. will continue to be an important market for us. It is uncertain if there will be any changes to the imposed tariffs, with respect to the subject countries, products or rates, and how those tariffs would impact our operations. Furthermore, changes in U.S. trade policy could trigger retaliatory actions by affected countries, which could impose restrictions on our ability to purchase and import raw material or equipment from other countries to the U.S. to our solar module plant in Texas. As of the date hereof, we cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. Any additional tariffs imposed on our products, raw material or equipment for our plants could have a material adverse effect on our business, results of operations and financial position.

However, there is no guarantee that our operations will not be materially adversely affected by laws and regulations in the United States or other jurisdictions in the future. As we enter into new markets in different jurisdictions, we will face different business environments and industry conditions, and we may spend substantial resources familiarizing ourselves with the new environment and conditions. To the extent that our business operations are affected by unexpected and adverse economic, regulatory, social and political conditions in the jurisdictions in which we have operations, we may experience project disruptions, loss of assets and personnel, and other indirect losses that could adversely affect our business, financial condition and results of operations. Any of these events may increase the related costs, or impair our ability to run our operations in the future on a cost effective basis, which could in turn have a material adverse effect on our business and results of operations.

Use of Proceeds

We estimate that the net proceeds to us from the sale of securities in this offering will be approximately $47.1 million, after deducting placement agent fees and estimated offering expenses payable by us, excluding the proceeds, if any, from the cash exercise of the Purchase Warrants issued in this offering.

We will only receive additional proceeds from the exercise of the Purchase Warrants if the Purchase Warrants are exercised and the holders of such Purchase Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Purchase Warrants.

We intend to use the net proceeds from this offering, if any, to build our previously announced 1.5 GW heterojunction (HJT) solar cell manufacturing facility in the Houston metropolitan area, Texas, as well as for general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to our product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Description of Securities Offered

Ordinary Shares

The material terms and provisions of our Ordinary Shares and each other class of our securities which qualifies or limits our Ordinary Shares are described in the section entitled “Description of Share Capital” of the accompanying prospectus and the Description of Registered Securities included as Exhibit 2.5 to the Annual Report.

Purchase Warrants

The following summary of certain terms and provisions of the Purchase Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Purchase Warrants the form of which will be filed as an exhibit to our Current Report on Form 6-K. Prospective investors should carefully review the terms and provisions of the form of Purchase Warrant for a complete description of the terms and conditions of the Purchase Warrants.

Duration and Exercise Price. Each Purchase Warrant offered hereby has an initial exercise price per share equal to $13.20. The Purchase Warrants are immediately exercisable upon issuance and may be exercised at any time until the five year anniversary of the date of issuance. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability. The Purchase Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of Ordinary Shares underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Ordinary Shares underlying the Purchase Warrants, then the Purchase Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Purchase Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Purchase Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Ordinary Shares, then upon any subsequent exercise of a Purchase Warrant, the holder will have the right to receive as alternative consideration, for each Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Ordinary Shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Ordinary Shares for which the Purchase Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Purchase Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Purchase Warrant) of the remaining unexercised portion of the Purchase Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Purchase Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant, that is being offered and paid to the holders of our Ordinary Shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Ordinary Shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Purchase Warrant will not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the warrant.

Dilution

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our Ordinary Shares after this offering, assuming no value is attributed to the Purchase Warrants issued in this offering.

Our net tangible book value as of December 31, 2025 was $111.1 million, or $2.94 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of December 31, 2025. After giving effect to our sale in ATM of 413,784 Ordinary Shares at net proceeds of $5,546,293, our net tangible book value, as adjusted, as of December 31, 2025 was $116.6 million, or $3.06 per share. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of Ordinary Shares in this offering and the net tangible book value per share, as adjusted, immediately after this offering.

After giving effect to our sale in this offering of 4,545,456 Ordinary Shares and Purchase Warrants at an offering price of $11.00 per Ordinary Share and accompanying Purchase Warrant, after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been $163.7 million, or $3.83 per share. This represents an immediate increase of net tangible book value of $0.78 per share to our existing stockholders and an immediate dilution of $7.17 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution.

Offering price per share	$11.00
Net tangible book value per share as of December 31, 2025, as adjusted	$3.06
Increase in net tangible book value per share attributable to new investors	$0.78
As adjusted net tangible book value per share after giving effect to this offering	$3.83
Dilution per share to new investors participating in this offering	$7.17

To the extent that any outstanding warrants or options are exercised or settled, new options are issued, or we issue additional Ordinary Shares or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this Offering.

The above discussion and table are based on 38,173,492 Ordinary Shares issued and outstanding as of the date hereof, excluding (i) 2,832,990 Ordinary Shares reserved for future issuance under the Company’s 2024 Share Incentive Plan (the “2024 Plan”), and (ii) up to 4,969,296 Ordinary Shares issuable upon the exercise of our warrants outstanding as of the date hereof.

Plan of Distribution

We engaged the Placement Agents to act as our exclusive co-placement agents in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The Placement Agents are not purchasing or selling any securities offered by us in this offering, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agents and prospective investors. Our engagement agreement with the Placement Agents does not give rise to any commitment by the Placement Agents to purchase any of the securities, and the Placement Agents will have no authority to bind us by virtue of our engagement agreement with them. We have entered into securities purchase agreements directly with certain institutional investors who have agreed to purchase securities in this offering. We will only sell securities in this offering to investors who have entered into securities purchase agreements.

Delivery of the securities offered hereby is expected to take place on or about June 25, 2026, subject to satisfaction of certain closing conditions.

We have agreed to pay the Placement Agents collectively (i) a cash fee equal to 5.50% of the aggregate gross proceeds of this offering, (ii) up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and (iii) clearing fees of $15,950.

We have also agreed to pay the Placement Agents a tail fee equal to the cash compensation in this offering for any financing or capital provided to us or subsidiaries by investors (i) that were introduced to us by the Placement Agents or with whom the Placement Agents had substantive communication on behalf of us “wall-crossed” by the Placement Agents during our engagement of the Placement Agents and (ii) who have expressed a bona fide interest in a potential investment during our engagement of the Placement Agents, and such offering is consummated or an agreement for sale of securities is entered into within the six (6) month period following either the expiration or the termination of our engagement of the Placement Agents, subject to certain exceptions.

We estimate the total expenses of this offering paid or payable by us, excluding the placement agent fees and expenses, will be approximately $145,950. After deducting the fees due to the Placement Agents and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $47.1 million.

Lock-Up Agreements

Our officers and directors and Mr. Junsei Ryu, as our controlling shareholder, will enter into lock-up agreements to agree, subject to specified exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Ordinary Shares for 90 days following the closing of this offering.

Subsequent Equity Sales

Under the terms of the securities purchase agreements, from the date of such agreements until 90 days after the closing of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Shares equivalents or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions.

We have also agreed under the terms of the securities purchase agreements, until 90 days after the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, subject to certain exceptions (including our ability to use our “at-the-market” facility with the Placement Agents).

Pricing of this Offering

The offering price was determined by negotiations between us and the purchasers. Among the factors considered in determining the offering price were our future prospects and those of our industry in general, earnings and certain other financial and operating information in recent periods, and the market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.

Indemnification

We have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement agreement with the Placement Agents. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Other Relationships

From time to time, the Placement Agents may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agents for any further services.

The Placement Agents have been acting as our sales agents in connection with our “at-the-market offering” pursuant to a Sales Agreement dated April 22, 2026, for which they have received compensation.

Regulation M Compliance

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the sale of our Ordinary Shares offered hereby by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agents will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agents. Under these rules and regulations, the Placement Agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our Ordinary Shares are listed on the Nasdaq Capital Market and trades under the symbol “TOYO.” The transfer agent of our Ordinary Shares is Continental Stock Transfer & Trust Company.

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Robinson & Cole LLP, New York, New York to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels to the extent governed by the laws of the Cayman Islands. Certain legal matters in connection with this offering will be passed upon for the Placement Agents by Pryor Cashman LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about the ability of TOYO Co., Ltd. to continue as a going concern as described in Note 3 to the financial statements and is incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We hereby incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

(2)	the Company’s Current Report on Form 6-K, filed with the SEC on January 9, 2026, March 25, 2026, April 2, 2026, April 23, 2026 and May 18, 2026 and June 22, 2026; and

(3)	the description of the Company’s Ordinary Shares incorporated by reference in the registration statement on Form 8-A, as amended (File No. 001-42153), filed with the SEC on June 28, 2024, including any amendment and report subsequently filed for the purpose of updating that description;

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus supplement and the accompanying prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement and the accompanying prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

TOYO CO., LTD

$200,000,000

Ordinary Shares, Debt Securities

Warrants, Units and Rights

This is an offering of the securities of TOYO Co., Ltd (“TOYO” or the “Company”), a Cayman Islands holding company. We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of ordinary shares of a par value of US$0.0001 each, of the Company (the “Ordinary Shares”), warrants to purchase Ordinary Shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $33.22 million based on the closing price of $7.97 per Ordinary Share on October 15, 2025 and 4,167,508 Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TOYO.” Our warrants are listed on the OTC Markets under symbol “TOYWF.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and risk factors set forth in our most recent Annual Report on Form 20-F filed on May 12, 2025 (the “Annual Report”) and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are a “foreign private issuer” and we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company” on page 3 of this prospectus for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus November 9, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, warrants to purchase Ordinary Shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “TOYO,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to TOYO Co., Ltd, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

“AGVs” means automatic guided vehicles.

“BestToYo” means BestToYo Technology Company Limited, a Cayman Islands exempted company.

“Business Combination Agreement” means that certain Agreement and the Plan of Merger dated August 10, 2023 (as the same may be amended, restated or supplemented) by and among TOYO Solar, BWAQ, TOYO, Merger Sub, SinCo, VSUN, Fuji Solar, WAG, Belta and BestToYo.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Continental” means Continental Stock Transfer & Trust Company.

“Cayman Companies Act” means Companies Act (Revised) of the Cayman Islands.

“Closing Date” means July 1, 2024.

“Fuji Solar” means Fuji Solar Co., Ltd, a Japanese company, and a majority-owned subsidiary of WWB.

“GW” means gigawatt or one billion watts.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“Merger Sub” means TOYOone Limited, a Cayman Islands exempted company.

“OEM” means Original Equipment Manufacturer.

“Ordinary Shares” means the ordinary shares of a par value of $0.0001 each in the share capital of TOYO.

“PV” means photovoltaic.

“Pre-Merger Reorganization” means the SinCo Acquisition and the Share Exchange, collectively.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SinCo Acquisition” means the acquisition of one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar by SinCo from VSUN at an aggregate consideration of no less than $50,000,000.

“SinCo” means TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares.

“TOPCon” means Tunnel Oxide Passivated Contact.

“TOYO” means TOYO Co., Ltd, a Cayman Islands exempted company.

“TOYO Solar” means Vietnam Sunergy Cell Company Limited, a Vietnamese company.

“VSUN” means Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company.

“WAG” means WA Global Corporation, a Cayman Islands exempted company.

“WWB” means WWB Corporation, a Japanese company.

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully (as supplemented or amended), especially the risks discussed under “Risk Factors” beginning on page 5 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

Our mission is to power the world with green and clean energy.

We are an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), a majority-owned subsidiary of Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”) and our affiliate. We are committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

We are headquartered in Japan. Currently, we have established two solar cell plants located in Vietnam and Ethiopia. To date, our cell plant in Vietnam has commenced commercial production since the second half of 2023 and achieved its full 2GW annual capacity. By locating our solar cell production in Vietnam, Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in our cell plant, we are well positioned to produce high quality solar cells at a competitive scale and cost. We may plan to further expand the capacity of our facility in Vietnam, and the management is actively observing and analyzing the recent changes and development in relevant regulations and government policies and environmental conditions and evaluating the construction plan and expects to commence the construction when there is more clarity in the relevant regulations and government policies. We have strategically selected a solar cell plant located in Hawassa, Ethiopia, taking advantage of the country’s favorable investment policies, tariff status and ample hydropower supply. Our solar cell plant in Ethiopia has commence production since April 2025 with 2GW production capacity. We commenced production of an additional 2 GW of solar cells at our Ethiopian facility and expect to reach full capacity in October 2025. As of the date hereto, we have received confirmed orders covering the 4 GW production capacity for our Ethiopian facility through the first half year of 2026. . We aim to fully utilize our annual solar cell production capacity from Vietnam and Ethiopia, as well as collaborations with some OEMs to fulfill additional orders, and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. For the six months ended June 30, 2025, we had entered into supply agreements with over 34 third-party solar cell customers and are in active negotiation with several potential customers to supply our solar cells.

In line with the overall strategy of Fuji Solar and its controlling shareholder WWB Corporation, a Japanese company, we are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing our affiliate VSUN to focus on ex-U.S. PV module markets. Specifically, we have leased a facility located in Texas to accommodate our solar module production with an expected annual capacity of 6.5GW by 2029. The first 1 GW solar module plant at this facility in in Texas has begun the trial production and is expected to gradually increase deliveries of solar modules by the end of 2025. We plan to supply our solar PV modules, initially in collaboration with VSUN, leveraging its experience and certification. Later, we will independently manufacture and supply PV modules under VSUN brand acquired by us in September 2025. Our module facility in the Houston metropolitan area has commenced trial production. We also plan to continue our collaboration with VSUN to support our PV module supply under VSUN brand based on market demands and our business development.Thereafter, we also plan to construct a solar cell plant in the U.S. and our own wafer slicing plant at a selected location, and continue to be dedicated to becoming a reliable integrated service solar solutions provider in the United States and globally.

We derive competitive edge from our relationship with Fuji Solar, WWB, Abalance and VSUN. Fuji Solar, our affiliate, is a majority-owned subsidiary of WWB, a Japanese company that develops photo voltaic systems and sells construction equipment and related parts. WWB is a subsidiary of Abalance, a public company listed on the Tokyo Stock Exchange that has extensive experience and expertise in the investment, development, construction and operation of solar energy projects globally. VSUN, our affiliate and a majority-owned subsidiary of Fuji Solar, is a specialized PV modules producer with an established presence and brand recognition in regions including the United States, Europe and Asia. Since the third quarter of 2019, VSUN has been listed by Bloomberg New Energy Finance (NEF) as one of Tier 1 PV module manufacturers. VSUN’s solar modules are recognized as the core assets of efficient and reliable PV power stations, which would be beneficial for solar market players who utilize VSUN’s solar modules to obtain financing from such banks and financial institutions. In September, TOYO acquired the VSUN brand from VSUN The acquisition supports TOYO’s strategic expansion into the U.S market, complementing its existing manufacturing footprint for solar cells in Vietnam and Ethiopia. We believe that, with the acquisition of VSUN brand, by leveraging VSUN’s successful experience and market insights, as well as its strong presence and reputation in the solar industry, we are able to quickly obtain access to the U.S. market with minimal upfront marketing and brand promotion, and establish ourselves as a trusted PV module supplier in the United States and even globally.

We inherited corporate culture from Fuji Solar, WWB and Abalance, which we believe will enable us to strive for and sustain operational excellence. This Japanese-style corporate culture values discipline and a down-to-earth attitude, aligns corporate growth and personal career goals, and encourages employees to be self-driven. Further, we intend to implement the Japanese-style management system that was proven to be effective by Fuji Solar, WWB, Abalance and VSUN, which is centered around the manufacturing sites and intended to resolve issues arising from the sites in the most efficient and effective manner. We believe sharing the same corporate culture and management style with Fuji Solar, WWB, Abalance and VSUN and leveraging their successful experience will enable us to quickly grow as an independent entity and achieve our operational objectives.

We are the first Japanese solar cell company listed in the United States, uniquely positioned to combine the U.S. capital markets, Japanese products, brands and management team, as well as Southeast Asia’s manufacturing resources, to enhance its competitiveness in the solar industry and become a reliable supplier of quality solar cells and PV modules to the global solar energy community.

Business Combination

On July 1, 2024 (the “Closing Date”), TOYO consummated the previously announced business combination pursuant to the Agreement and Plan of Merger, dated as of August 10, 2023 (as amended on December 6, 2023, February 6, 2024 and February 29, 2024, the “Business Combination Agreement”), by and among (i) the Company, (ii) Blue World Acquisition Corporation, a Cayman Islands exempted company (“BWAQ”), (iii) Vietnam Sunergy Cell Company Limited, a Vietnamese company and wholly-owned subsidiary of TOYO (“TOYO Solar”), (iv) TOYOone Limited, a Cayman Islands exempted company and wholly-owned subsidiary of TOYO (“Merger Sub”), (v) TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo,” together with TOYO, Merger Sub and TOYO Solar, the “Group Companies,” or each individually, a “Group Company”), (vi) VSUN, (vii) Fuji Solar, (viii) WA Global Corporation, a Cayman Islands exempted company (“WAG”), (ix) Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and (x) BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”).

Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) TOYO acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of TOYO, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, WAG, Belta and BestToYo (collectively, the “Sellers”) shall hold an aggregate of 41,000,000 ordinary shares of TOYO, par value $0.0001 per share (such ordinary shares, “Ordinary Shares”), representing all issued and outstanding share capital of TOYO, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of the Company, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws. The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant Transaction Documents (as defined in the Business Combination Agreement) are collectively referred to as “Business Combination.”

As a result of and upon consummation of the Business Combination, the shareholders and securityholders of BWAQ became shareholders and securityholders of TOYO.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the July 1, 2024, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of Ordinary Shares as well as from Section 16 short swing profit reporting and liability. See “Risk Factors — Risks Related to Our Securities — As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements” starting on page 26 of the Annual Report.

Controlled Company

As of the date hereof, Mr. Junsei Ryu, our chief executive officer and chairman of the board of directors, controls approximately 67.58% of the aggregated voting power of the Company’s total issued and outstanding share capital, without taking into account of potential source of dilution. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

TOYO Solar was incorporated on November 8, 2022 as a limited liability company established under the laws of the Socialist Republic of Vietnam and a solely owned subsidiary of VSUN. TOYO Solar was an early-stage company incorporated to separate the solar cell and module production businesses from VSUN, its affiliate and a majority-owned subsidiary of Fuji Solar. TOYO Solar is committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

TOYO was incorporated as an exempted company under the laws of the Cayman Islands on May 16, 2023, for the purpose of effectuating the Business Combination. In connection with the Business Combination, as a result of the consummation of the Pre-Merger Reorganization, TOYO Solar has become a wholly-owned subsidiary of TOYO. TOYO has been the consolidating entity for purposes of TOYO Solar’s financial statements since the consummation of the Pre-Merger Reorganization.

Our registered office is at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and our principal executive office is 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002. The Company’s principal website address is https://www.toyo-solar.com/#. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. In September 2025, Mr. Liang “Simon” Shi resigned as the President of the Company but continues with Abalance group. Mr. Liang Shi’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

In July 2024, the Business Combination was completed, upon which “TOYO Co., Ltd”, an exempted company under the laws of the Cayman Islands, became the ultimate corporate parent of our group. The Ordinary Shares are listed on the Nasdaq under the symbol “TOYO,” and the warrants are listed on the OTC Markets under symbol “TOYWF.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find More Information” of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development of our projects and business and the growth of our business, primarily working capital, and for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our amended and restated memorandum and articles of association and by the applicable provisions of Cayman Islands law.

As of the date of the prospectus, the authorized share capital of the Company is $50,000 consisting of 500,000,000 ordinary shares of a par value of US$0.0001 each. As of the date of this prospectus, 37,773,997 Ordinary Shares were issued and outstanding.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our amended and restated memorandum and articles of association, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

●	Ordinary Shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares or other securities. The debt securities, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

The following are summaries of material provisions of our amended and restated memorandum and articles of association, corporate governance policies and the Cayman Companies Act insofar as they relate to the material terms of our Ordinary Shares.

General

Holders of Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Except as disclosed otherwise in this prospectus, none of the holders of Ordinary Shares have different voting rights from the other holders.

Dividends

The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depends on the receipt of dividends and other distributions from its subsidiaries to pay dividends on Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, our board of directors will consider, among other things:

●	our results of operations and cash flow;

●	our expected financial performance and working capital needs;

●	our future prospects;

●	our capital expenditures and other investment plans

●	other investment and growth plans;

●	dividend yields of comparable companies globally;

●	restrictions on payment of dividend that may be imposed on us by financing arrangements; and

●	the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

Liquidation

On the winding up of TOYO, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings. We, however, are required hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq listing standards, unless we otherwise choose to exempt from such requirement. At least seven (7) calendar days’ notice shall be given for any general meeting. Our directors (acting by a resolution of the board of directors) or the chairman of the board may call general meetings, and must convene an extraordinary general meeting upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present in person or by proxy and entitled to vote will be a quorum for all purposes.

Transfers of Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof.

The registration of transfers may, after compliance with any notice required of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

If our directors refuse to register a transfer, they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. Any Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as may be determine before the issue of the shares, by either the board or by the shareholders by ordinary resolution. We may also purchase its own shares (including any redeemable shares) on such terms and in such manner and terms have been approved by our board or by our shareholders by an ordinary resolution, or are otherwise authorised by our amended and restated memorandum and articles of association.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company at 1 State Street 30th Floor, New York, NY 10004-1561.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TOYO.” Our warrants are listed on the OTC Markets under symbol “TOYWF.”

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our Company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital – Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such “at the market offerings”, if any, may be conducted by underwriters acting as principal or agent.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Robinson & Cole LLP to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, and for the period from its inception on November 8, 2022 through December 31, 2022, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about the ability of TOYO Co., Ltd. to continue as a going concern as described in Note 3 to the financial statements and is incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 12, 2025;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on May 20, 2025, August 5, 2025, September 9, 2025, September 12, 2025 and September 15, 2025;

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-42153) filed with the Commission on June 28, 2024, including any amendment and report subsequently filed for the purpose of updating that description;

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our amended and restated memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

A majority of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Cayman Islands

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against TOYO (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against TOYO, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

SinCo is incorporated under the laws of the Republic of Singapore, and certain of its officers and directors are residents outside the United States. There is no treaty between the U.S. and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. In making a determination as to enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws.

Civil liability provisions of the federal and state securities law of the U.S. permit the award of punitive damages against SinCo and its directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the U.S. awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

Vietnam

Vietnam is a party to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), and a few bilateral treaties relating to the recognition and enforcement of foreign judgments but not to any other multinational treaty in this regard. Foreign arbitral awards can be enforceable in Vietnam under the New York Convention after being recognized by Vietnamese courts in accordance with statutory procedures. However, in principle, Vietnam’s Civil Procedure Code provides that a civil judgment or decision of a foreign court is enforceable in Vietnam only if there is a treaty in this regard between Vietnam and such foreign country (including international treaties) or on a reciprocal basis. Vietnam’s Civil Procedure Code also sets out several grounds for Vietnamese courts to refuse the recognition and enforcement of foreign judgments and decisions or foreign arbitral awards. Therefore, it may be difficult to enforce in Vietnam any judgment or decision issued by a U.S. court against TOYO Solar or its directors and officers who are citizens of Vietnam.

4,545,456 Ordinary Shares

Purchase Warrants to Purchase up to 4,545,456 Ordinary Shares

Up to 4,545,456 Ordinary Shares Underlying the Purchase Warrants

TOYO CO., LTD

PROSPECTUS SUPPLEMENT

Roth Capital Partners	H.C. Wainwright & Co.

The date of this prospectus supplement is June 23, 2026